Exhibit 10.8(b)

STOCKHOLDERS’ AGREEMENT DATED FEBRUARY 8, 2007

Amended Schedule II
Executive Management Investors
Ira Glazer
Eric V. Bruder
John D. Josendale
David T. Hornaday
David T. Guilfoyle